Exhibit 99.1
1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
ThanContact:
Liz Sharp, VP, Investor Relations
lsharp@aob.com
(573) 303-4620
American Outdoor Brands, Inc. Reports
Fourth Quarter and Full Fiscal 2025 Financial Results

•FY25 Net Sales $222.3 Million – Up 10.6% Y/Y

•FY25 Gross Margin 44.6% – Up 60 Basis Points Y/Y

•FY25 GAAP Net Loss $77,000 or $(0.01) Per Diluted Share

•FY25 Non-GAAP Net Income $10.0 Million or $0.76 Per Diluted Share

•FY25 Non-GAAP Adjusted EBITDA of $17.7 Million, Up 81% Y/Y

•FY25 Outdoor Lifestyle Net Sales Up 16.2% Y/Y

•FY25 Shooting Sports Net Sales Up 3.8% Y/Y

•FY25 Traditional Channel Net Sales Up 18.1% Y/Y

•FY25 International Channel Net Sales Up 20.0% Y/Y
COLUMBIA, Mo., June 26, 2025 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an innovation company that provides product solutions for outdoor enthusiasts, today announced financial results for the fourth quarter and full year fiscal 2025 ended April 30, 2025.

Full Year Fiscal 2025 Financial Highlights
•Full year net sales were $222.3 million, an increase of $21.2 million, or 10.6%, compared with net sales of $201.1 million for the prior year, driven primarily by strong growth in traditional channel net sales of 18.1%.

•Full year GAAP gross margin was 44.6%, compared to 44.0% for the prior year. Full year non-GAAP gross margin was 44.8%, compared to 44.5% for the prior year.

•Full year GAAP net loss was $77,000, or ($0.01) per diluted share, compared with a GAAP net loss of $12.2 million, or ($0.94) per diluted share, for the prior year.

•Full year non-GAAP net income was $10.0 million, or $0.76 per diluted share, compared with non-GAAP net income of $4.3 million, or $0.32 per diluted share, for the prior year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, technology implementation, non-recurring inventory reserve adjustment, emerging growth status transition costs, tariff drawback adjustment, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
•Full year Adjusted EBITDA was $17.7 million, or 7.9% of net sales, compared with Adjusted EBITDA of $9.8 million, or 4.9% of net sales, for the prior year. For a detailed reconciliation, see the schedules that follow in this release.

Fourth Quarter Fiscal 2025 Financial Highlights
•Quarterly net sales were $61.9 million, an increase of $15.6 million, or 33.8%, compared with net sales of $46.3 million for the comparable quarter last year.

•Quarterly gross margin was 40.9%, compared with quarterly gross margin of 41.9% for the comparable quarter last year.

•Quarterly GAAP net loss was $989,000, or $(0.08) per diluted share, compared with a GAAP net loss of $5.3 million, or ($0.42) per diluted share, for the comparable quarter last year.

•Quarterly non-GAAP net income was $1.7 million, or $0.13 per diluted share, compared with non-GAAP net loss of $45,000, or $0.00 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, technology implementation, emerging growth status transition costs, tariff drawback adjustment, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•Quarterly non-GAAP Adjusted EBITDA was $3.5 million, or 5.6% of net sales, compared with Adjusted EBITDA of $1.0 million, or 2.2% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

“Fiscal 2025 was a landmark year for American Outdoor Brands, as we exceeded our expectations across the board – thanks to continued innovation momentum, strong execution, and deepening partnerships with our retail and distribution channels. A portion of our anticipated fiscal 2026 demand was accelerated by retailers who acted to secure inventory of our most popular products – and our new products – including the ClayCopter™ and the BUBBA SFS Lite™. In many cases, those decisions were not only a reflection of excitement around our innovation pipeline, but also a prudent step by our partners to get ahead of a dynamic tariff environment and broader consumer uncertainty.

“We believe these actions highlight the strength of our brands and the trust we’ve earned with our retail partners to provide instant and reliable access to the industry’s most innovative products year after year — even when the external environment is less predictable. Across the business, we made major progress on our long-term strategic goals: we successfully transitioned DTC brands like Grilla and MEAT! into retail, delivered double-digit international growth, and continued our strategic mix shift toward the Outdoor Lifestyle category, which now represents 57% of our revenue, up from 40% in fiscal 2021.

“Behind the scenes, we capitalized on our operational leverage, achieving nearly 81% EBITDA growth and delivering improved efficiency across our new ERP platform and expanded distribution center. With over 400 patents and patents pending, and what we believe is the strongest product pipeline in our company’s history, we’re entering the new fiscal year with momentum, discipline, and a long-term strategy designed to create significant value. While macro-level unknowns remain, we are confident in our ability to adapt, respond, and continue delivering value for our stakeholders.”

Andrew Fulmer, Chief Financial Officer, said, “We achieved strong financial results in fiscal 2025, exceeding our prior guidance on both the top and bottom line. We saw healthy demand across our portfolio, driven by recent product launches and strong retail engagement. While some orders were accelerated by retailers into

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
our fourth quarter, our performance throughout the year reflected consistent operating discipline, gross margin expansion, and improved profitability. We also maintained our commitment to shareholder returns, repurchasing approximately 374,000 shares during the year, and ended fiscal 2025 with a very strong, debt-free balance sheet with $23.4 million in cash.

“Looking ahead, we acknowledge that the macro environment remains dynamic, particularly with respect to evolving tariff policies and consumer behavior. Given this uncertainty, combined with our retailers choosing to accelerate purchases of approximately $8 million to $10 million in orders originally planned for fiscal 2026, we are suspending our previously issued fiscal 2026 net sales guidance. This decision reflects prudence, not a change in conviction – we remain confident in our innovation capabilities, our cost discipline, and our flexible, asset-light operating model. The strategic initiatives we’ve implemented – enhanced retail placement, operational efficiencies, and a robust new product pipeline – give us the tools to remain agile and well-positioned for long-term growth.”

Conference Call and Webcast
The Company will host a conference call and webcast today, June 26, 2025, to discuss its fourth quarter and full year fiscal 2025 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
In this press release, certain non-GAAP financial measures, including “non-GAAP net income” and “Adjusted EBITDA” are presented. A reconciliation of these and other non-GAAP financial measures is contained at the end of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) technology implementation, (iv) non-recurring inventory reserve adjustment, (v) emerging growth status transition costs, (vi) tariff drawback adjustment, (vii) income tax adjustments, (viii) interest income, (ix) income tax expense/(benefit), and (x) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an innovation company that provides product solutions for outdoor enthusiasts, including hunting, fishing, camping, shooting, outdoor cooking, and personal security and personal defense products. The Company produces innovative, high quality products under brands including BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!™; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief in the strength of our brands and the trust and relationships with our retail partners; our belief in the strength of our product pipeline and intellectual property; our belief in the effectiveness of our long-term strategy; our confidence in our innovation capabilities, our cost discipline, and our flexible, asset-light operating model; and our confidence and belief in our strategic initiatives. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components; the potential for increased tariffs on our products, including tariffs that may be imposed by the current presidential administration; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of:
	April 30, 2025	April 30, 2024

	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$23,423	$29,698
Accounts receivable, net of allowance for credit losses of $159 on April 30, 2025 and $133 on April 30, 2024	39,337	25,728
Inventories	104,717	93,315
Prepaid expenses and other current assets	3,970	6,410
Income tax receivable	143	223
Total current assets	171,590	155,374
Property, plant, and equipment, net	11,231	11,038
Intangible assets, net	31,411	40,217
Right-of-use assets	31,896	33,564
Other assets	227	404
Total assets	$246,355	$240,597
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15,717	$14,198
Accrued expenses	13,872	9,687
Accrued payroll and incentives	5,871	4,167
Lease liabilities, current	1,336	1,331
Total current liabilities	36,796	29,383
Lease liabilities, net of current portion	31,949	33,289
Total liabilities	68,745	62,672
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding on April 30, 2025 and 2024	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,974,217 shares issued and 12,696,356 shares outstanding on April 30, 2025 and 14,701,280 shares issued and 12,797,865 shares outstanding on April 30, 2024	15	15
Additional paid in capital	280,711	277,107
Retained deficit	(74,700)	(74,623)
Treasury stock, at cost (2,277,861 shares on April 30, 2025 and 1,903,415 shares on April 30, 2024)	(28,416)	(24,574)
Total equity	177,610	177,925
Total liabilities and equity	$246,355	$240,597

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months ended April 30,		For the Years Ended April 30,
	2025	2024	2025	2024

	(Unaudited)
Net sales	$61,942	$46,299	$222,322	$201,099
Cost of sales	36,633	26,915	123,058	112,673
Gross profit	25,309	19,384	99,264	88,426
Operating expenses:
Research and development	2,223	1,785	7,710	6,851
Selling, marketing, and distribution	14,187	13,117	55,563	55,050
General and administrative	9,852	9,988	36,145	39,022
Total operating expenses	26,262	24,890	99,418	100,923
Operating loss	(953)	(5,506)	(154)	(12,497)
Other (expense)/income, net:
Other (expense)/income, net	(49)	(4)	140	140
Interest income, net	44	110	60	39
Total other (expense)/income, net	(5)	106	200	179
Income/(loss) from operations before income taxes	(958)	(5,400)	46	(12,318)
Income tax expense/(benefit)	31	(98)	123	(70)
Net loss	$(989)	$(5,302)	$(77)	$(12,248)
Net loss per share:
Basic and diluted	$(0.08)	$(0.42)	$(0.01)	$(0.94)

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended April 30,
	2025	2024

	(In thousands)
Cash flows from operating activities:
Net loss	$(77)	$(12,248)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation and amortization	13,275	16,101
Loss on sale/disposition of assets	15	7
Provision for credit losses on accounts receivable	26	8
Stock-based compensation expense	3,500	4,075
Changes in operating assets and liabilities:
Accounts receivable	(13,635)	1,110
Inventories	(11,402)	6,419
Accounts payable	834	2,873
Accrued liabilities	5,889	3,300
Other	2,934	2,846
Net cash provided by operating activities	1,359	24,491
Cash flows from investing activities:
Payments to acquire patents and software	(743)	(1,340)
Proceeds from sale of property and equipment	—	131
Payments to acquire property and equipment	(3,153)	(4,767)
Net cash used in investing activities	(3,896)	(5,976)
Cash flows from financing activities:
Proceeds from loans and notes payable	7,000	—
Payments on notes and loans payable	(7,000)	(5,000)
Payments to acquire treasury stock	(3,842)	(6,015)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	628	671
Payment of employee withholding tax related to restricted stock units	(524)	(423)
Net cash used in financing activities	(3,738)	(10,767)
Net (decrease)/increase in cash and cash equivalents	(6,275)	7,748
Cash and cash equivalents, beginning of period	29,698	21,950
Cash and cash equivalents, end of period	$23,423	$29,698

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended April 30,			For the Years Ended April 30,
	2025	2024		2025		2024

GAAP gross profit	$25,309	$19,384		$99,264		$88,426
Non-recurring inventory reserve adjustment	—	—		444		—
Tariff drawback adjustment	—	1,113		—		1,113
Non-GAAP gross profit	$25,309	$20,497		$99,708		$89,539
GAAP operating expenses	$26,262	$24,890		$99,418		$100,923
Amortization of acquired intangible assets	(2,119)	(2,960)		(8,475)		(11,842)
Stock compensation	(815)	(1,005)		(3,500)		(4,075)
Technology implementation	—	—		—		(465)
Emerging growth status transition costs	(213)	—		(458)		—
Other	—	(264)		(100)		(468)
Non-GAAP operating expenses	$23,115	$20,661		$86,885		$84,073
GAAP operating loss	$(953)	$(5,506)		$(154)		$(12,497)
Amortization of acquired intangible assets	2,119	2,960		8,475		11,842
Stock compensation	815	1,005		3,500		4,075
Non-recurring inventory reserve adjustment	—	—		444		—
Technology implementation	—	—		—		465
Tariff drawback adjustment	—	1,113		—		1,113
Emerging growth status transition costs	213	—		458		—
Other	—	264		100		468
Non-GAAP operating income/(loss)	$2,194	$(164)		$12,823		$5,466
GAAP net loss	$(989)	$(5,302)		$(77)		$(12,248)
Amortization of acquired intangible assets	2,119	2,960		8,475		11,842
Stock compensation	815	1,005		3,500		4,075
Non-recurring inventory reserve adjustment	—	—		444		—
Technology implementation	—	—		—		465
Tariff drawback adjustment	—	1,113		—		1,113
Emerging growth status transition costs	213	—		458		—
Other	—	264		100		468
Income tax adjustments	(472)	(85)		(2,872)		(1,369)
Non-GAAP net income/(loss)	$1,686	$(45)		$10,028		$4,346
GAAP net loss per share - diluted	$(0.08)	$(0.42)		$(0.01)		$(0.94)
Amortization of acquired intangible assets	0.17	0.23		0.66		0.91
Stock compensation	0.06	0.08		0.27		0.31
Non-recurring inventory reserve adjustment	—	—		0.03		—
Technology implementation	—	—		—		0.03
Tariff drawback adjustment	—	0.09		—		0.09
Emerging growth status transition costs	0.02	—		0.04		—
Other	—	0.02		—		0.04
Income tax adjustments	(0.04)	(0.01)		(0.22)		(0.11)
Non-GAAP net income per share - diluted	$0.13	$—	(a)	$0.76	(a)	$0.32	(a)
(a)Non-0GAAP net income per share does not foot due to rounding.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2025	2024	2025	2024
GAAP net loss	$(989)	$(5,302)	$(77)	$(12,248)
Interest income	(44)	(110)	(60)	(39)
Income tax expense/(benefit)	31	(98)	123	(70)
Depreciation and amortization	3,437	4,157	13,179	16,005
Stock compensation	815	1,005	3,500	4,075
Technology implementation	—	—	—	465
Tariff drawback adjustment	—	1,113	—	1,113
Non-recurring inventory reserve adjustment	—	—	444	—
Emerging growth status transition costs	213	—	458	—
Other	—	264	100	468
Non-GAAP Adjusted EBITDA	$3,463	$1,029	$17,667	$9,769